As filed with the Securities and Exchange Commission on March 4, 1999
                                          Registration No.______________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            CONSOLIDATED PAPERS, INC.
             (Exact name of registrant as specified in its charter)


                 WISCONSIN                                      39-0223100
      (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

             231 FIRST AVENUE NORTH
           WISCONSIN RAPIDS, WISCONSIN                          54495-8050
    (Address of principal executive offices)                    (Zip code)


                            CONSOLIDATED PAPERS, INC.
                        1998 INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)


               CARL H. WARTMAN                               715-422-3111
                  SECRETARY                               (Telephone number,
                P.O. BOX 8050                            including area code,
   WISCONSIN RAPIDS, WISCONSIN 54495-8050                of agent for service)
   (Name and address of agent for service)



===========================================================================================================================
                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                       PROPOSED MAXIMUM          PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE        AMOUNT TO BE         OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
        REGISTERED                REGISTERED               SHARE(1)                  PRICE(1)           REGISTRATION FEE
--------------------------- ----------------------- ------------------------ ------------------------- --------------------
Common Stock (par value      5,000,000 shares(2)           $21.84375               $109,218,750              $30,363
$1.00 per share)
--------------------------- ----------------------- ------------------------ ------------------------- --------------------

(1)Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales prices of a share of Common Stock of the Company on the New York Stock Exchange on March 2, 1999.

(2)An   undetermined   number  of  additional   shares  may  be  issued  if  the
   anti-dilution adjustment provisions of the plan become operative.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents previously filed by Consolidated Papers, Inc., a Wisconsin corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference.

              1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 30, 1998.

              2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, filed with the Commission on May 13, 1998, August 13, 1998 and November 10, 1998, respectively.

              3. The description of the Company's Common Stock is contained in its Registration Statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934.

            In addition, all reports and other documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this registration statement from the date of filing of such documents (such documents, and the documents enumerated above, being referred to in this registration statement as "Incorporated Documents").

            To the extent information contained in this registration statement or any Incorporated Document differs from information contained in an earlier-filed Incorporated Document, rely on the different information in this registration statement or the later-filed Incorporated Document.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In conformity with Section 180.0850 through Section 180.0859 of the Wisconsin Business Corporation Law, the Bylaws of the Company provide for the indemnification of officers and directors of the Company for liabilities and expenses incurred in any civil, criminal or administrative proceeding brought about as a result of the officer's or director's service to the Company.

         Indemnification is mandatory under Wisconsin law unless the director or officer is found to have breached a duty to the corporation and to have been guilty of certain specified wrongful conduct. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company against any loss, whether or not the Company would have the obligation to provide indemnification under Wisconsin law.

ITEM 8.     EXHIBITS.

         The exhibits  required by Item 601 of Regulation  S-K are listed in the
Exhibit Index hereto.

ITEM 9. UNDERTAKINGS.(a) The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wisconsin Rapids, State of Wisconsin on February 10, 1999.

                                       CONSOLIDATED PAPERS, INC.


                                       By:     /s/ Gorton M. Evans
                                           -------------------------------------
                                                  Gorton M. Evans
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gorton M. Evans and Carl
H. Wartman, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing power of attorney have been signed by the following persons in the capacities and on the dates indicated:

      SIGNATURE                        TITLE                          DATE
      ---------                        -----                          ----

/s/ George W. Mead       Chairman of the Board and Director    February 10, 1999
    George W. Mead


/s/ Gorton M. Evans      President, Chief Executive Officer
    Gorton M. Evans      and Director
                         (Principal Executive Officer)         February 10, 1999

/s/ Richard J. Kenney    Senior Vice President, Finance
    Richard J. Kenney    (Principal Financial Officer)         February 10, 1999

/s/ David P. Nimtz       Controller
    David P. Nimtz       (Principal Accounting Officer)        February 10, 1999

/s/ Ruth Baldwin Barker
    Ruth Baldwin Barker         Director                       February 10, 1999

/s/ Wiley N. Caldwell
    Wiley N. Caldwell           Director                       February 10, 1999

________________________
    James D. Ericson            Director

/s/ Sally M. Hands
    Sally M. Hands              Director                       February 10, 1999

/s/ J. Joseph King
    J. Joseph King              Director                       February 10, 1999

/s/ Bernard S. Kubale
    Bernard S. Kubale           Director                       February 10, 1999

/s/ D. Richard Mead, Jr.
    D. Richard Mead, Jr.        Director                       February 10, 1999


/s/ Gilbert D. Mead
    Gilbert D. Mead             Director                       February 10, 1999

/s/ Lawrence R. Nash
    Lawrence R. Nash            Director                       February 10, 1999

________________________
    Glenn N. Rupp               Director

/s/ John S. Shiely
    John S. Shiely              Director                       February 10, 1999

                                  EXHIBIT INDEX


EXHIBIT                                           DESCRIPTION OF EXHIBIT
NUMBER


 5.1 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23.1 Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5.1).

 23.2           Consent of Arthur Andersen LLP.

 24 Power of Attorney (included with the signature page to this registration statement).